SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to section 240.14a-11(c) or 240.14a-12

Vision Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VISION BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Vision Bancshares Inc. (the “Company”), an Alabama corporation, will be held at 2201 W. 1st Street, Gulf Shores, Alabama, on May 24, 2004 at 10:00 a.m., central daylight time, for the following purposes:

1. To elect the seven nominees named in the Proxy Statement to serve as directors until their successors have been elected and qualified;

2. To transact such other business as may properly come before the meeting or any adjournments thereof but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on April 20, 2004, will be entitled to notice of and a vote at the annual meeting. A complete list of the stockholders entitled to vote at the meeting may be inspected by any stockholder and will also be available at the meeting.

Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the accompanying envelope. The proxy may be revoked by your vote in person at the meeting, by your execution and submission of a later dated proxy prior to any vote taken, or by your giving written notice of revocation to the secretary of the company at any time prior to the voting thereof.

By Order of the Board of Directors

May 3, 2004	/s/ J. Daniel Sizemore

Chairman

VISION BANCSHARES, INC.

2201 WEST 1st STREET

GULF SHORES, ALABAMA 36542

Telephone: (251) 967-4212

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy are furnished on or about May 3, 2004, by Vision Bancshares Inc. (the “Company”), to the holders of record of common stock of the Company in connection with the Company’s annual meeting of stockholders, and any adjournments thereof, to be held on May 24, 2004, at 10:00 a.m. central daylight time, at the office of the company, 2201 W. 1st Street, Gulf Shores, Alabama.

The Company is an Alabama corporation and is a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company operates two wholly-owned subsidiaries, Vision Bank, an Alabama state banking corporation, headquartered in Gulf Shores, Alabama with five branch offices located in Gulf Shores, Orange Beach, Foley, Point Clear and Fairhope, Alabama and Vision Bank, FSB, a federal saving bank, headquartered in Panama City, Florida with two branch offices located in Panama City and Panama City Beach, Florida.

The board of directors of the Company recommends that you elect the director-nominees named in this Proxy Statement.

The enclosed proxy is solicited on behalf of the board of directors of the Company. You may revoke it at any time prior to the voting of such proxy if you give written notice of revocation to the Secretary of the Company, or if you execute and submit a later dated proxy prior to any vote taken, or if you vote in person at the annual meeting. Mere attendance at the meeting by you will not be sufficient to revoke the proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR the director-nominees named herein, and such proxies will also be voted in accordance with the discretion of the proxy holders as stated in the proxy and as to any shareholder proposal that may come before the meeting provided that the Company did not have notice of the proposal at least 45 days before May 3, 2004.

The Company will pay the costs of soliciting proxies. In addition to the use of the mails, we may solicit proxies by personal interview, telephone or telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to the principals and to obtain authorization of the execution of proxies. The Company may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals.

Stockholders Eligible to Vote

This Proxy Statement is furnished to the holders of common stock who were holders of record as of the close of business on April 20, 2004 (the “Record Date”). You will be eligible to vote at the meeting only if you were a stockholder of record as of the Record Date.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board of the Company. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast on any proposal. Such proxies (including proxies marked to withhold authority to vote for a director) will be counted for purposes of determining a quorum at the meeting. A quorum consists of a majority of the shares of common stock outstanding.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

As of the Record Date, the Company had issued and outstanding 3,021,359 shares of common stock with approximately 650 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 292,325 shares of common stock were subject to issue upon the exercise of options currently exercisable or exercisable within the next 60 days pursuant to the Company’s stock option plans. There are also 3,510 shares under the Company’s Employee Stock Purchase Plan subject to issue upon full payment of the subscription price. There are currently 10,000,000 shares of common stock authorized.

The Board of Directors and executive officers, as a group, own 1,120,063 shares representing approximately 34.03% of the outstanding shares of common stock and intend to vote for the director-nominees and the other matters described in this proxy statement.

[The remainder of this page intentionally left blank]

Principal Stockholders

The following table shows those persons who are known to the Company to be beneficial owners, as of the Record Date, of more than five percent of the Company’s outstanding common stock:

Shares Of The Company Beneficially Owned

Name and Address	Number of Shares of Common Stock Owned		Percentage of Class Outstanding

George W. Skipper, III 307 Skipper Drive Jackson, AL 36545	152,504	(1)	5.03%

Michael W. Lowe 1050 Highway 515 South Jasper, GA 30143	175,000	(2)	5.79%

Benjamin W. Griffith, III 6304 Peake Road Macon, GA 31210	265,546		8.79%

(1)	Includes 12,000 shares subject to options under the Director Stock Plan. These shares do not include the shares owned by Mr. Skipper’s son, Thomas Gray Skipper, as shown in the Security Ownership of Management table below or 137,135 shares owned by Mr. Skipper’s other adult children and immediate family members not living in Mr. Skipper’s household, as to which Mr. Skipper disclaims any beneficial ownership.
(2)	Mr. Lowe is a director and principal shareholder of Crescent Banking Company. These shares do not include 20,000 shares owned by Crescent Banking Company as to which Mr. Lowe disclaims any beneficial ownership. Mr. J. Donald Boggus is a director of the Company and also President and CEO of Crescent Banking Company. Mr. Lowe disclaims any beneficial ownership in the shares, as shown in the Security Ownership of Management table below, owned by Mr. Boggus.

Security Ownership of Management

The following table indicates for each director and director-nominee, certain executive officers, and all executive officers and directors of the Company as a group the number of shares of outstanding common stock of the Company beneficially owned as of the Record Date.

Security Ownership of Management

Name and Address	Number of Shares of Common Stock Owned		Percentage of Class Outstanding
Directors

Warren Banach 112 Abbey Lane Enterprise, AL 36330	38,334	**	1.27%

Gordon Barnhill, Jr. Post Office Box 644 Robertsdale, AL 36567	30,125	****	*****

R. J. Billingsley, Jr. P. O. Box 190279 Mobile, AL 36619	61,592	*** (1)	2.03%

J. Donald Boggus, Jr. 281 Happy Talk Trail Jasper, GA 30143	42,061	** (2)	1.39%

Julian Brackin 23629 2nd Street Montrose, AL 36559	49,025	****	1.62%

James D. Campbell 3107 West 30th Court Panama City, FL 32405	46,367	**	1.53%

Joe C. Campbell P. O. Box 1069 Cullman, AL 35056	50,425	**** (3)	1.66%

Joey W. Ginn 3302 Country Club Drive Lynn Haven, FL 32444	8,255	(4)	*****

Charles S. Isler, III P. O. Box 430 Panama City, FL 32402	67,746	**	2.24%

Robert S. McKean 32803 Marlin Key Drive Orange Beach, AL 36561	24,225	(5)	*****

William D. Moody P. O. Box 2433 Gulf Shores, AL 36547	59,925	**** (6)	1.98%

Paige Dawson Ogletree 3250 Locust Street Gadsden, AL 35901	17,000	*	*****

James R. Owen, Jr. P. O. Box 895 Gulf Shores, AL	47,925	**** (7)	1.58%

Donald W. Peak 2401 32nd Street Northport, AL 35476	52,425	****	1.73%

Rick A. Phillips P. O. Box 3351 Gulf Shores, AL 36547	52,425	****	1.73%

Daniel M. Scarbrough, M.D. 30815 Peninsula Drive Orange Beach, AL 36561	42,425	****(8)	1.40%

J. Daniel Sizemore 33343 River Road Orange Beach, AL 36561	107,614	(9)	3.49%

Thomas Gray Skipper, III P. O. Box 38 Fulton, AL 36446	43,665	****	1.44%

George W. Skipper, III 307 Skipper Drive Jackson, AL 36545	152,504	**** (10)	5.03%

J. Douglas Warren 4560 Bayou Court Orange Beach, AL 36561	42,525	**** (11)	1.40%

Patrick Willingham, CPA 30475 Harbour Drive Orange Beach, AL 36561	42,425	**** (12)	1.40%

Royce T. Winborne 3302 Nighthawk Lane Pensacola, FL 32506	35,425	** (13)	1.17%

Executive Officer who is not also a director

William E. Blackmon 16362 Hamlet Lane Foley, AL 36535	5,625	(14)	*****

All Directors and Executive Officers as a group (23 persons)	1,120,063	(15)	34.02%

*	Includes 4,500 shares subject to option under the Director Stock Plan.
**	Includes 5,000 shares subject to option under the Director Stock Plan.
***	Includes 7,000 shares subject to option under the Director Stock Plan.
****	Includes 12,000 shares subject to option under the Director Stock Plan.
*****	Less than 1%

(1)	These shares do not include 1,688 shares owned by Mr. Billingsley’s father as trustee for Mr. Billingsley’s sister, as to which Mr. Billingsley disclaims any beneficial ownership.
(2)	Mr. Boggus is President and CEO of Crescent Banking Company. These shares do not include 20,000 shares owned by Crescent Banking Company, as to which Mr. Boggus disclaims any beneficial ownership. Michael W. Lowe, a director and principal shareholder of Crescent Banking Company, is also a principal shareholder of the Company, owning 175,000 shares of Vision Bancshares. Mr. Boggus disclaims any beneficial ownership in the shares owned by Mr. Lowe.
(3)	These shares do not include 300 shares owned by Mr. Campbell’s adult child and father not living in Mr. Campbell’s household, as to which Mr. Campbell disclaims any beneficial ownership.

(4)	Includes 5,000 shares subject to options granted to Mr. Ginn under the Incentive Stock Compensation Plan.
(5)	Includes 14,950 shares subject to options granted to Mr. McKean under the Incentive Stock Compensation Plan.
(6)	These shares do not include 10,000 shares owned by Mr. Moody’s brother, as to which Mr. Moody disclaims any beneficial ownership.
(7)	These shares do not include 4,000 shares owned by Mr. Owen’s father, as to which Mr. Owen disclaims any beneficial ownership.
(8)	Dr. Scarbrough is the medical director of Community Health Systems, a non-profit corporation, which owns 60,850 shares representing 2.01 percent of shares of outstanding common stock. Dr. Scarbrough disclaims any beneficial ownership of those shares. See footnotes (11), (12) and (13).
(9)	Includes 65,700 shares subject to options granted to Mr. Sizemore under the Incentive Stock Compensation Plan and 1,184 shares owned by his wife. These shares do not include 2,937 shares owned by Mr. Sizemore’s adult children and grand children not living in his household, as to which Mr. Sizemore disclaims any beneficial ownership.
(10)	These shares do not include the shares owned by Mr. Skipper’s son, Thomas Gray Skipper, as shown in the table above or 137,135 shares owned by Mr. Skipper’s adult children and immediate family members not living in Mr. Skipper’s household, as to which Mr. Skipper disclaims any beneficial ownership.
(11)	Includes 30,425 shares owned by Community Health Systems. Mr. Warren is an officer of Community Health Systems and votes 30,425 of the 60,850 shares owned by that entity. See footnotes (8), (12) and (13). Mr. Warren disclaims any beneficial ownership in the 3,900 shares owned by his father who does not live in Mr. Warren’s household.
(12)	Mr. Willingham is the President and CEO of Community Health Systems, a non-profit corporation, which owns 60,850 shares representing 2.01 percent of shares of outstanding common stock. Mr. Willingham disclaims any beneficial ownership of those shares. See footnotes (8), (11) and (13).
(13)	Includes 30,425 shares owned by Community Health Systems. Mr. Winborne is an officer of Community Health Systems and votes 30,425 of the 60,850 shares owned by that entity. See footnotes (8), (11) and (12).
(14)	Includes 4,125 shares subject to options granted to Mr. Blackmon under the Incentive Stock Compensation Plan.
(15)	Includes all options referenced in the footnotes above. The percentage for the group assumes that shares subject to options have been issued.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Company recommends that the stockholders elect the seven director-nominees named below. The Company’s Amended and Restated Articles of Incorporation provide that the number of directors which shall constitute the entire board shall be fixed from time to time by resolutions adopted by the board, but shall not be less than six nor more than twenty-five persons. The board has fixed the number of directors at twenty-two. Directors are elected for three year terms in three classes consisting of as equal number of directors in each class as is practicable.

Proxies cannot be voted for a number of directors greater than seven.

If, prior to the voting at the annual meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the board of directors may recommend. Company management knows of no reason why any person would be unable to serve as a director.

Assuming a quorum is present at the meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

The following table provides certain biographical information about the persons to be elected for terms expiring in 2007 and the remaining directors whose terms expire in 2006 and 2005. Executive officers serve at the discretion of the board of directors.

Name, Age and Director or Officer Since	Position with Vision Bancshares Vision Bank and Vision Bank, FSB	Principal Occupation for the Last Five Years
Director—Nominees to be elected to a term expiring in 2007

James D. Campbell, D.D.S., M.S, 61, 2002	Director, Vision Bancshares and Vision Bank, FSB	Orthodontist and President, James D. Campbell, D.D.S., M.S., P.A.

Charles S. Isler, III, 57, 2002	Director, Vision Bancshares and Vision Bank, FSB	Attorney and Partner, Isler, Sombathy & Sombathy, P.A.

William D. Moody, 57, 2000	Director, Vision Bancshares and Vision Bank	President, Alpha Development Group Inc. (Real Estate Development)

James R. Owen, Jr., 52, 2000	Director, Vision Bancshares and Vision Bank	President, Gulf shores Title Insurance Co., Inc. (Title Insurance Company)
Donald W. Peak, 64, 2000	Director, Vision Bancshares

President, Forest Manor Nursing Home, Inc.

(Long-term Care Facility);

President, Phoenix Therapy Associates

(Rehabilitation Therapy);

President, Central Medical Supplies of Alabama

(Durable Medical Equipment)

Rick A. Phillips, 52, 2000	Director, Vision Bancshares and Vision Bank	Owner, Professional Real Estate Partners, Inc. (Real Estate Brokerage and Marketing & Developer)
Royce T. Winborne, 57, 2002	Director, Vision Bancshares	Vice President of Finance, Community Health Systems, Inc.

Name, Age and Director or Officer Since	Position with Vision Bancshares Vision Bank and Vision Bank, FSB	Principal Occupation for the Last Five Years
Remaining Directors Whose Terms Expire in 2006

Gordon Barnhill, Jr. 46, 2000	Director of Vision Bancshares & Vision Bank	Owner, Barnhill Land and Real Estate (Real Estate Business and Farmer)
R. J. Billingsley, Jr., 51, 2001	Director of Vision Bancshares & Vision Bank	President, Mobile Asphalt Co., LLC (Contracting)

Julian Brackin, 54, 2000	Director of Vision Bancshares & Vision Bank	Partner, Brackin, McGriff and Johnson, P.C. (Attorney)
Joe C. Campbell, 58, 2000	Director, Vision Bancshares	Partner, Caldwell-Campbell Insurance Company since 2003; District Manager, ALFA Insurance Company 1990-2003 (General Insurance)
Joey W. Ginn, 44, 2002	Director, Vision Bancshares; Director and President, Vision Bank, FSB	President of Vision Bank, FSB since 2003; Senior Vice President and City President, AmSouth Bank, Panama City, Florida 1986-2002
Robert S. McKean, 54, 2002	Director, Vision Bancshares; Director and President, Vision Bank; Director, Vision Bank, FSB	Director and President, Vision Bank since 2000; President, The Bank, Birmingham, Alabama, 1998-2000; Senior Vice President, Compass Bank, Birmingham, Alabama, 1995-1998
Paige Dawson Ogletree, 42, 2000	Director, Vision Bancshares	Owner, Dawson Development Company (Commercial Construction)
J. Douglas Warren, 41, 2000	Director, Vision Bancshares	Vice President of Operations, Community Health Systems since 1995

Name, Age and Director or Officer Since	Position with Vision Bancshares Vision Bank and Vision Bank, FSB	Principal Occupation for the Last Five Years
Remaining Directors Whose Terms Expire in 2005

Warren Banach, M.D., 50, 2002	Director, Vision Bancshares	Private Practice of Medicine, Enterprise Women’s Center, Enterprise, AL since 1984

J. Donald Boggus, Jr., 39, 2002	Director, Vision Bancshares

President, CEO and Director, Crescent Banking Company since 1996; President, CEO and Director, Crescent Bank & Trust since 1996; Director and Secretary, Crescent Mortgage Services, Inc., Jasper, GA since 1996

Daniel M. Scarbrough, M.D., 56, 2000	Director, Vision Bancshares and Vision Bank	Vice President, Community Health Systems, Inc. since 1997; Private practice of medicine prior to July 1997

J. Daniel Sizemore, 55, 2000	President, CEO and Chairman, Vision Bancshares; Chairman and CEO, Vision Bank and Vision Bank, FSB

President, CEO and Chairman, Vision Bancshares since 1999; Chairman and CEO, Vision Bank since 2000; Chairman and CEO, Vision Bank, FSB since 2003;

President and CEO, The Bank, Birmingham, Alabama 1998-1999;

President and CEO, Commerce Bank of Alabama, Albertville, Alabama 1994-1998

George W. Skipper, III, 59, 2000 (1)	Director, Vision Bancshares, Vision Bank and Vision Bank, FSB	Vice President, Skipper Insurance (General Insurance)

Thomas Gray Skipper, 32, 2000 (1)	Director, Vision Bancshares	Vice President, Scotch Plywood Company

Patrick Willingham, CPA, 58, 2000	Director, Vision Bancshares and Vision Bank	President and CEO, Community Health Systems, Inc. (Certified Public Account)
(1)	George W. Skipper, III is the father of Thomas Gray Skipper.

Executive Officer who is not also a director

William E. Blackmon, 53, 2001	Executive Vice President and Chief Financial Officer, Vision Bancshares and Vision Bank; Director, Vision Bank, FSB

Executive Vice President and Chief Financial Officer, Vision Bank since August 2001; Executive Vice President and Chief Financial Officer, Vision Bancshares since January 2002; Senior Vice President and Chief Accounting Officer, Community Bank 1998 - 2001

During 2003, the board of directors met four times. All directors, with the exception of directors Ogletree and Phillips, attended 75% or more of these meetings, plus meetings of committees of the board on which they served.

The Company does not have a policy regarding board member attendance at annual shareholder meetings. In 2003, nine directors attended the annual meeting.

Committees

The Compensation Committee consists of Daniel M. Scarbrough, chairman, and R. J. Billingsley, Jr., James D. Campbell, Charles S. Isler, III, James R. Owen, Jr., George W. Skipper, III. This committee will evaluate the performance of the chief executive officer as well as other management personnel, regarding the adequacy of compensation and benefit plans, and make recommendations to the board regarding the foregoing. This committee met nine times in 2003.

The Company does not have a separate standing nominating committee. It has been the view of the board of directors that due to the relatively young age of the Company and the total number of shareholders, that it was in the best interest of the Company not to delegate these responsibilities to a standing board committee. While the Company has not developed any written policies and procedures with regard to shareholder nominations, the board of directors will consider recommendations for director nominees from shareholders. With respect to the minimum qualifications for director candidates, the board of directors will consider individuals who have demonstrated integrity, are respected within their industry and communities, active in civic affairs and interested in contributing to the growth and success of the Company. Shareholder nominations for directors should be submitted to the Chairman of the Board in sufficient time prior to the meeting at which a vote is expected to be held so the board of directors will have a reasonable time to consider the candidate for inclusion in the voting.

Except as may be otherwise required by law and as set forth under “Proposals of Stockholders,” the Company has no formal process for shareholders to send communications to the board of directors. However, the board does not discourage such communications, and the Company’s proxy statement and annual report on Form 10-KSB have references to the Company’s address, telephone number and names of executive officers and directors. Accordingly, the board believes no formal policy on this matter is necessary.

There is an Audit Committee of the board of directors presently consisting of Patrick Willingham, chairman, and Gordon Barnhill, Julian Brackin, Rick A. Phillips, Daniel M. Scarbrough, Jerry F. Sowell, Jr., J. Douglas Warren, and Royce T. Winborne. Except for Mr. Sowell, each member of the audit committee is a non-employee, outside director, and all members are independent under the provisions of the Sarbanes-Oxley Act of 2002 and within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers. Mr. Willingham, is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission. Mr. Jerry F. Sowell, Jr., age 45, who is not a director of the Company, is a director and chairman of the Audit Committee for Vision Bank, FSB and is a practicing certified public accountant with the accounting firm of Segers, Sowell, Stewart and Johnson, PA. The audit committee’s responsibilities are to assist the board of directors in fulfilling its responsibilities relating to the Company’s internal controls and corporate accounting and reporting practices. A report of the audit committee is contained below at “Audit Committee Report”. The audit committee met twice during 2003.

The board of directors has adopted a written charter for the Audit Committee and that charter is included as “Appendix A” to this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of eight directors. The committee operates under a written charter adopted and approved by the Board of Directors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 (the “Audited Financial Statements”). In addition, we have discussed with Mauldin & Jenkins, LLC, the independent accounting firm of the Company, the matters required by Codification of Statements on Accounting Standards No. 61 (“SAS 61”).

The Audit Committee also has received the written report, disclosure and the letter from Mauldin & Jenkins, LLC required by the Independence Standards Board (ISB) Statement No. 1, and we have reviewed, evaluated and discussed the written report with Mauldin & Jenkins, LLC and its independence from the Company. We also have discussed with management of the Company and Mauldin & Jenkins, LLC such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended December 31, 2003 on Form 10-KSB, filed with the Securities and Exchange Commission.

The Audit Committee:

Patrick Willingham

Gordon Barnhill

Julian Brackin

Rick A. Phillips

Daniel M. Scarbrough

Jerry F. Sowell, Jr.

J. Douglas Warren

Royce T. Winborne

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiary, Vision Bank, lease premises, including their principal corporate offices, from Gulf Shores Investment Group, LLC, an Alabama limited liability company. Gulf Shores Investment Group, LLC consists of the directors of Vision Bancshares, Inc. other than Paige Ogletree. Amounts paid under these leases and agreements approximated $312,000, $296,000 and $184,000 in 2003, 2002 and 2001, respectively.

The Skipper Insurance Agency, of which George W. Skipper, III (a director and principal shareholder of Vision Bancshares, Inc.) is an owner, provides insurance coverage, including but not limited to fire and extended coverage, general liability, fidelity bond and directors and officers liability insurance for the Company and its subsidiaries. The Company paid fees of approximately $175,000 in 2003 compared to $115,000 in 2002 and $48,000 in 2001.

In the opinion of the Company, the cost for the above services is at least as favorable as those that could have been obtained from an unaffiliated party.

Vision Bancshares Financial Group, Inc. (“Financial Group”), a wholly owned subsidiary of Vision Bank, was incorporated in 2002 to conduct permissible insurance and securities networking activities. The Financial Group is licensed with the Alabama Department of Insurance as a producer. In October 2002, the Financial Group entered into a Services Agreement with Skipper Insurance Agencies (“Skipper Insurance”) whereby Skipper Insurance would market and sell insurance products through the Financial Group to customers of Vision Bank. One or more employees of Skipper Insurance serve as dual employees of the Financial Group. Pursuant to the Services Agreement, Skipper Insurance pays the Financial Group fifty percent (50%) of all dual employees’ agent commissions under the New York Standard Contract attributable to the sale of insurance products and twenty percent (20%) of Skipper Insurance’s commissions attributable to the sale of property and casualty insurance products. During 2003 and 2002, the Financial Group received approximately $37,000 and $40,000, respectively, in commissions from Skipper Insurance. In the opinion of the Company, the agreement for services is at least as favorable as those that could have been obtained from an unaffiliated party.

[The remainder of this page intentionally left blank]

EXECUTIVE COMPENSATION

The following table presents for the last three fiscal years of the Company the compensation paid to the Chief Executive Officer, Chief Financial Officer and President of Vision Bank and for the last year of compensation paid to the President of Vision Bank, FSB. The total annual salary and bonus for 2003 for each of the other executive officers of the Company and its subsidiaries did not exceed $100,000

SUMMARY COMPENSATION TABLE

	Annual Compensation								Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation			Securities Underlying Options		All Other Compensation
J. Daniel Sizemore Chairman & CEO	2001 2002 2003	$ $ $	150,000 175,000 223,462	$ $ $	27,000 45,000 52,500	$ $ $	22,709 18,405 29,508	(1) (1) (1)	5,000 10,000 27,500	(5)	$ $ $	7,492 5,494 5,629	(9)

William E. Blackmon Chief Financial Officer	2001 2002 2003	$ $ $	90,000 97,500 103,827	$ $ $	1,898 15,243 16,725	$ $ $	3,988 9,600 9,600	(2) (2) (2)	2,500 2,500 2,500	(6)		$-0- -0- 2,374	(9)

Robert S. McKean President, Vision Bank	2001 2002 2003	$ $ $	100,000 110,000 123,226	$ $ $	16,150 18,450 19,422	$ $ $	9,815 9,815 20,375	(3) (3) (3)	5,000 5,000 5,000	(7)	$ $ $	1,572 3,409 3,503	(9)

Joey W. Ginn President, Vision Bank, FSB	2003		$101,954		$26,172		$15,827	(4)	15,000	(8)		$3,311	(9)

(1)	Other compensation includes $12,336 in employee benefits; $10,143 for car allowance; and $230 in civic dues for the year 2001. In 2002, other compensation includes $7,400 in employee benefits; $10,143 for car allowance; and $862 in civic dues. In 2003, other compensation includes $7,400 in employee benefits; $10,143 for car allowance; $965 in civic dues and $11,000 in director fees.
(2)	Other compensation includes $2,031 in employee benefits and a car allowance of $1,957 for the year 2001. In 2002 and 2003, other compensation includes $4,800 in employee benefits and a car allowance of $4,800.
(3)	In 2001 and 2002, other compensation includes $4,800 in employee benefits, a car allowance of $4,800 and $215 in civic dues. In 2003, other compensation includes $4,800 in employee benefits; a car allowance of $4,800; $275 in civic dues; and $10,500 in director fees.
(4)	In 2003, other compensation includes $4,615 in employee benefits; a car allowance of $6,000; civic and club dues of $3,212; and $2,000 in director fees.
(5)	The exercise price is $15 per share on the 5,000 shares issued in 2001, the 10,000 shares issued in 2002 and the 27,500 shares issued in 2003.
(6)	The exercise price is $15 per share on the 2,500 shares issued in 2001, the 2,500 shares issued in 2002 and the 2,500 shares issued in 2003.
(7)	The exercise price is $15 per share on the 5,000 shares issued in 2001, the 5,000 shares issued in 2002 and the 5,000 shares issued in 2003.

(8)	The exercise price is $15 per share on the 15,000 shares issued in 2003.
(9)	Company’s 401(k) match.

Options Granted And Option Values

As of December 31, 2003, the Company has 450,000 shares of common stock currently available for option grants. Of these shares, 312,500 are currently subject to options and of that number 247,325 are currently exercisable or are exercisable within 60 days.

OPTIONS GRANTED IN FISCAL YEAR ENDED DECEMBER 31, 2003

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees	Exercise Price ($/Share)	Expiration Date

J. Daniel Sizemore Chairman and CEO	27,500	35%	$15	January 30, 2013

William E. Blackmon Chief Financial Officer	2,500	3%	$15	January 30, 2013

Robert S. McKean President, Vision Bank	5,000	6%	$15	January 30, 2013

Joey W. Ginn President, Vision Bank, FSB	15,000	19%	$15	January 30, 2013

[The remainder of this page intentionally left blank]

The following table shows certain information respecting unexercised options for common stock held by the Company’s executive officers named above in the Summary Compensation Table. No options were exercised by such persons in 2003.

December 31, 2003 Option Values

Name	Number of securities underlying unexercised options at December 31, 2003 Exercisable/ Unexercisable	Value of unexercised in-the- money options at December 31, 2003 Exercisable/ Unexercisable

J. Daniel Sizemore Chairman and CEO	51,600/35,900	$333,360/$75,390

William E. Blackmon Chief Financial Officer	2,475/5,025	$5,198/$10,553

Robert S. McKean President, Vision Bank	9,950/10,050	$45,895/$21,105

Joey W. Ginn President, Vision Bank, FSB	-0-/15,000	$0/$31,500

[The remainder of this page intentionally left blank]

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes certain information regarding securities authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2003. The underlying compensation plans, which are more fully described in Note 12 to the consolidated financial statements, have been previously approved by a vote of the shareholders.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	312,500	$13.10	137,500

Equity compensation plans not approved by security holders (2)	—	—	—

Total	312,500	$13.10	137,500

Employment Agreements

J. Daniel Sizemore has an employment agreement with Vision Bancshares to serve as chief executive officer of Vision Bancshares and chairman and chief executive officer of Vision Bank. The agreement has a three year term and may be renewed daily for a continuous three year term. The agreement may only be terminated upon three years notice except that the agreement may be terminated by Vision Bancshares at any time for cause.

Robert S. McKean has a change of control agreement with Vision Bank. Upon a change of control of Vision Bank, the agreement provides that Mr. McKean shall receive from Vision Bank an amount equal to his base salary for a term equal to three years less the amount of time that Mr. McKean works following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Vision Bank Board of Directors.

William E. Blackmon has a change of control agreement with Vision Bank. Upon a change of control of Vision Bank, the agreement provides that Mr. Blackmon shall receive from Vision Bank an amount equal to his base salary for a term equal to three years less the amount of time that Mr. Blackmon works following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Vision Bank Board of Directors.

Joey W. Ginn has a change of control agreement with Vision Bancshares, Inc. Upon a change of control of Vision Bancshares or Vision Bank, FSB, the agreement provides that Mr. Ginn shall receive from Vision Bancshares an amount equal to his base salary for a term equal to three years less the amount of time that Mr. Ginn works following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, FSB (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank, FSB by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Board of Directors of Vision Bancshares and/or Vision Bank, FSB.

When Vision Bank began operations in March 2000, certain non-executive officers of Vision Bank were given change of control agreements. Upon a change of control of Vision Bank, the agreements provide that these employees shall receive from Vision Bank an amount equal to their base salary for a term equal to three years less the amount of time that they work following the change of control. The agreement defines a change of control to include (i) a merger, consolidation or other corporate reorganization involving Vision Bancshares or Vision Bank, (ii) the ownership of as much as thirty-five percent (35%) of the outstanding voting stock of Vision Bancshares or Vision Bank by one person, a related group of persons or groups of persons acting in concert; or (iii) such additional circumstances as may be determined by the Vision Bank Board of Directors.

Director Compensation

The policy of the Company is that the directors of the Company receive a fee of $1,000 for each board meeting attended. Members of committees receive fees of $250 for each committee meeting attended.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s principal independent accountants for 2003 were Mauldin & Jenkins, LLC, Albany, Georgia, and such firm has been selected as the independent accountants for 2004. A representative of Mauldin & Jenkins, LLC is expected to be present at the annual meeting and to have an opportunity to make a statement and respond to appropriate questions.

The financial statements of Vision Bancshares as of December 31, 2003, and for the year then ended, contained in the Company’s Form 10-KSB were included in reliance upon the report of Mauldin & Jenkins, LLC, Albany, Georgia, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing. The financial statements of Vision Bancshares, Inc. and Subsidiaries as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 were included in reliance upon the report of Morrison & Smith, LLP, Tuscaloosa, Alabama, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

The Audit Committee of the Board of Directors of Vision Bancshares, Inc. decided to change its independent accountant that performs audits of the Company’s financial statements for external reporting purposes. The Company previously used the independent accounting firm of Morrison & Smith, LLP (“Morrison & Smith”), Tuscaloosa, Alabama, to perform audits of the Company’s financial statements for external reporting purposes. Effective March 10, 2003, the Company dismissed Morrison & Smith as its independent accountant. Also effective on March 10, 2003, the Company engaged Mauldin & Jenkins, LLC (“Mauldin & Jenkins”), Albany, Georgia, to perform audits of the Company’s financial statements for external reporting purposes for periods after December 31, 2002. The Company will continue to use Morrison & Smith to perform the Company’s internal audits and assist on tax and other matters.

The reports of Morrison & Smith on the Company’s financial statements during the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2002 and 2001 and on March 10, 2003, the Company did not have any disagreement with Morrison & Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Morrison & Smith’s satisfaction, would have caused Morrison & Smith to make reference to the subject matter of the disagreement with its reports.

The following sets forth certain information regarding fees paid by the Company to its independent accountants.

Audit Fees

The Company’s independent accountants, Mauldin & Jenkins, LLC, billed the Company $69,000 for professional services rendered for the audit of the Company’s annual financial statements in 2003 and for the review of the Company’s financial statements contained in the Company’s Forms 10-QSB for 2003. In 2002, Morrison and Smith, LLP billed $78,000 for such services.

Audit-Related Fees

During 2003, the aggregate amounts of fees billed to the Company by Morrison & Smith, LLP and Mauldin and Jenkins, LLC for assurance and consultation concerning financial accounting and reporting standards reasonably related to the performance of the audit services rendered by them were $36,000 and $10,000, respectively. In 2002, Morrison & Smith, LLP billed $7,000 for such services.

Tax Fees

During 2003 and 2002, the aggregate amount of fees billed to the Company by Morrison & Smith, LLP for tax compliance services was $9,000 and $7,000, respectively.

All Other Fees

Mauldin & Jenkins, LLC did not bill the Company any amounts for other services during 2003. Morrison & Smith, LLP provided $3,000 and $7,000 in 2003 and 2002, respectively. These fees were primarily related to non-audit services in connection with employee benefits, payroll and for other miscellaneous accounting matters.

The Company’s audit committee is responsible for the pre-approval of all non-audit services provided by the independent auditors. Non-audit services are only provided by the Company’s auditors to the extent permitted by law. Pre-approval is required unless a “de-minimus” exception is met. To qualify for the “de-minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. The Audit Committee approved all services described above for which fees were paid.

PROPOSALS OF STOCKHOLDERS

Subject to certain rules of the SEC, proposals by shareholders intended to be presented at the Company’s 2005 annual meeting of shareholders must be received at the Company’s principal executive offices not less than 120 calendar days in advance of May 3, 2005, for inclusion in the proxy or information statement relating to the 2005 annual meeting.

The Company’s bylaws provide that the Company’s annual meeting of shareholders shall be held on the third Wednesday of May of each year.

OTHER MATTERS

The Company does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY PRIOR TO ANY VOTE TAKEN, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

APPENDIX A

Audit Committee Charter & Policy

For Vision Bancshares, Inc, Vision Bank

and Vision Bank, FSB

Purpose

The Audit Committee’s primary function is to assist the Board in monitoring (1) the integrity of the financial statements of Vision Bancshares, Inc. (the “Company”), (2) the external auditor’s qualifications and independence, (3) the performance and independence of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. In carrying out this function, the Audit Committee seeks to serve as an independent and objective monitor of the performance of the Company’s financial reporting process and system of internal controls. The Audit Committee consults with and reviews the reports and recommendations of the Company’s internal auditors to review policy and procedural matters and meets with management on financial matters.

Committee Membership

The Audit Committee shall be composed of not less than three nor more than five directors who are not active officers or employees of the Company. Each member of the Audit Committee shall meet the independence and experience requirements of the listing standards of the SEC1 and all other applicable legal requirements, including the requirement that at least one member of the Committee be a “financial expert” within the meaning of rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Each member of the Committee shall be “financially” literate in the business judgment of the Board. A majority of the members of the Committee shall constitute a quorum.

Audit Committee members shall be appointed in accordance with the Company’s bylaws and policies established by the Board. Audit Committee members may be replaced by the Board.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or external or internal auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee without the consent of management or the Board. The Audit Committee shall meet with management and the internal auditors at least four times each year and with the external auditors at least annually. The Audit Committee will provide the opportunity for the internal and external auditors to meet with the Committee in separate executive sessions without the presence of management. The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Policy annually and recommend any proposed changes to the Board for approval.

Statement of Policy

1	Under the Sarbanes-Oxley Act of 2002, each member of the Committee shall be a member of the Board of Directors of the Company, and shall otherwise be independent. In order to be considered to be independent, a member of a Committee may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee (i) accept any consulting, advisory, or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any subsidiary thereof.

The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Authority and Responsibilities

•	Responsibilities Relating to Retention of Public Accounting Firms—The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work. The accounting firm shall report directly to the Committee.

•	Complaints—The Committee shall establish procedures to facilitate:

(i)	the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Financials—The committee shall satisfy itself that:

(i)	the overall annual audit of the Company is satisfactory, and is designed to provide reasonable assurance that its financial statements fairly reflect its financial condition and the results of its operations.

(ii)	Review and discuss with management and the external auditor the Company’s annual financial statements, including the disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-K, including the results of the external auditors’ reviews of the annual financial statements.

(iii)	Discuss with management and the external auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant changes in the Company’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company’s internal controls, (iii) the development, selection and disclosure of critical accounting estimates, (iv) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

(iv)	Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including:

(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices.

(b)	The management letter provided by the external auditor and the Company’s response to that letter.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, or personnel and any significant disagreements with management.

•	External & Internal Auditors

(i)	The Audit Committee is responsible for selecting, terminating, compensating, and assessing the performance of the external and internal auditors. In addition, the Committee shall discuss with management any issues regarding the selection or termination of the Company’s internal and external auditors, and any significant disagreements between management and auditors.

(ii)	Committee should satisfy itself that audits will be conducted in accordance with Generally Accepted Auditing Standards (GAAS), the Standards of the Institute of Internal Auditors, with the Standards of Professional Practice of Internal Auditing and the Code of Ethics of professional accounting and internal auditing

•	Internal Controls

(i)	The Committee shall satisfy itself that the system of internal controls is reasonably adequate and is operating efficiently.

(ii)	The Committee shall review reports from internal auditors and management’s responses.

•	Compliance Oversight

(i)	The Committee will address and take action, as it deems necessary or appropriate, with respect to any issues regarding the provisions of paragraph 2 and 3 of the Company’s Code of Ethics for Senior Financial Officers to the extent the issue relates to accounting and disclosure and regulations of the SEC, the OTS or other bank regulatory authority, and paragraph 4 of such Code to the extent such misrepresentation or omission relates to financial statements or related financial information.

(ii)	The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public.

•	Miscellaneous Powers and Responsibilities

(i)	The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

(ii)	The Committee shall have the responsibility to submit the minutes of all meetings of the Audit Committee to the Board of Directors.

(iii)	The Committee shall have the responsibility of reviewing and assessing the adequacy of this Policy at least annually.

(iv)	The Audit Committee shall have the responsibility to approve the report required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission and for oversight of the compliance effort with respect to OTS Regulatory Bulletin NO. 32-23 as it relates to the internal audit function and OTS Bulletin 32-25 as it relates to the external audit functions.

(v)	The Committee shall have the power to access the Company’s counsel without the approval of management, as it determines necessary to carry out its duties.

(vi)	The Audit Committee shall also have the authority without the consent of management or the Board, at the Company’s expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

(vii)	The Committee shall have the responsibility of discussing with management and the external auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities, and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and review management’s replies to such correspondence, complaints, or reports.

•	Responsibilities Relating to External Loan & Compliance Review—The Audit Committee will review reports prepared by external loan and compliance review consultants and management’s response to these reports.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than four times per year as determined by the committee. Minutes of each meeting will be compiled by the Company’s Secretary of the Board who shall act as Secretary to the Committee, or in the absence of the Secretary of the Board, by any other person designated by the Committee.

Solicited by the Board of Directors

PROXY

Common Stock

Vision Bancshares, Inc.

Annual Meeting of Stockholders

May 24, 2004

The undersigned hereby appoints J. Daniel Sizemore, or such other persons as the Board of Directors of Vision Bancshares, Inc. (the “Company”), may designate, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of the Company at the annual meeting of stockholders to be held on May 24, 2004 and at any and all adjournments thereof.

1.	Election of seven Directors to serve until 2007:

James D. Campbell, D.D.S., M.S., Charles S. Isler, III, William D. Moody,

James R. Owen, Jr., Donald W. Peak, Rick A. Phillips, Royce T. Winborne

( )	FOR all nominees listed except	( )	WITHHOLD authority to
	as marked to the contrary		vote for all nominees

Instruction: To withhold authority to vote for any individual, strike a line through the nominee’s name in the above list.

2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve and to vote upon matters incident to the conduct of the meeting.

This proxy is solicited on behalf of the board of directors and will be voted as directed herein. If no direction is given, this proxy will be voted for the seven persons named in Proposal 1 and in accordance with the discretion of the proxy holders respecting Item 2.

(SEE REVERSE SIDE)

Please sign and date this proxy.

Dated:	, 2004

Phone No:

(Signature of Stockholder)

(Signature of Stockholder, if more than one)

Please sign exactly as your name appears on the stock certificate for your shares. Agents, executors, administrators, guardians and trustees must give full title as such. If shares are held jointly, each stockholder must sign. Corporations should sign by their president or other authorized officer.

Our records indicate that you own the following shares of the Company’s Common Stock as of the record date: